Exhibit 99.1

EXECUTION VERSION

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER

and

GOLDMAN SACHS MORTGAGE COMPANY,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of March 26, 2026

Benchmark 2026-V21 Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2026-V21

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of March 26, 2026, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the “Seller”).

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of March 1, 2026 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), KeyBank National Association, as master servicer (the “Master Servicer”), Torchlight Loan Services, LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and BellOak, LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other commercial mortgage loans (the “Other Mortgage Loans”), to a New York common law trust (the “Trust”). In exchange for the Mortgage Loans and the Other Mortgage Loans, the Trust will issue to, or at the direction of the Depositor, certificates to be known as Benchmark 2026-V21 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V21 (collectively, the “Certificates”) and the RR Interest will be created pursuant to the Pooling and Servicing Agreement. The Certificates and the RR Interest will collectively represent ownership interests in the Mortgage Loans, together with the Other Mortgage Loans. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the Pooling and Servicing Agreement as “CityCenter (Aria & Vdara)” (the “CityCenter Mortgage Loan”) is a Joint Mortgage Loan with respect to the Seller. The CityCenter Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., German American Capital Corporation and JPMorgan Chase Bank, National Association. The Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Seller (or one of its affiliates) and its successors and assigns in the aggregate original principal amount of $32,500,000 with respect to the CityCenter Mortgage Loan, representing the approximately 34.21% pari passu interest of the Seller in the CityCenter Mortgage Loan (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder).

Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the Pooling and Servicing Agreement as “Torrey Heights” (the “Torrey Heights Mortgage Loan”) is a Joint Mortgage Loan with respect to the Seller. The Torrey Heights Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, German American Capital Corporation and JPMorgan Chase Bank, National Association. The Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Seller (or one of its affiliates) and its successors and assigns in the aggregate original principal amount of $15,000,000 with respect to the Torrey Heights Mortgage Loan, representing the approximately 50% pari passu interest of the Seller in the Torrey Heights Mortgage Loan (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder).

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1        Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), (subject to the rights of the holders of interests in any related Companion Loans) all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (excluding payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans, if any). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Seller’s interest in the related Mortgage represented by the Mortgage Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in any related Companion Loans) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holders of any related Companion Loans) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in any related Companion Loans) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer of the Mortgage Loans related to the Whole Loans pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the Mortgage Loans related to Whole Loans) in, to and under the related Co-Lender Agreements (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as a Companion Loan Holder). The Purchaser will sell (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to Goldman Sachs & Co. LLC (“GS&Co.”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc. (“DBSI”), BMO Capital Markets Corp. (“BMO Capital Markets”), Barclays Capital Inc. (“Barclays Capital”), Academy Securities, Inc. (“Academy”) and Drexel Hamilton, LLC (“Drexel” and, together with GS&Co., CGMI, DBSI, BMO Capital Markets, Barclays Capital, and Academy in such capacity, the “Underwriters”) pursuant to the underwriting agreement, dated as of March 3, 2026 (the “Underwriting Agreement”), among the Depositor and the Underwriters, and (ii) the Class X-D, Class X-F, Class X-G, Class X-J, Class X-K, Class D, Class F, Class G, Class J, Class K and Class R Certificates (the “Private Certificates”) to GS&Co., CGMI, DBSI, BMO Capital Markets, Barclays Capital, Academy and Drexel (together with GS&Co., CGMI, DBSI, BMO Capital Markets, Barclays Capital and Academy, in such capacity, the “Initial Purchasers” and, together with the Underwriters, the “Dealers”) pursuant to the certificate purchase agreement, dated as of March 3, 2026 (the “Certificate Purchase Agreement”), among the Depositor and the Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As consideration for the Mortgage Loans, the Purchaser shall (i) transfer the RR Interest to the Seller or at the Seller’s direction and (ii) pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction that sum set forth in the funding schedule executed by the Seller and the Purchaser relating to the sale of the Mortgage Loans contemplated hereby (but subject to certain post-settlement adjustments for expenses incurred by the Dealers on behalf of the Depositor and for which the Seller is specifically responsible). The Seller hereby directs the Purchaser to transfer the RR Interest directly to Goldman Sachs Bank USA.

The purchase and sale of the Mortgage Loans shall take place on the Closing Date in accordance with Section 9 hereof.

SECTION 2        Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Mortgage Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders and the RR Interest Owner) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and all recoveries and payments of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

SECTION 3        Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver to or deposit with (or cause to be delivered to or deposited with) the Custodian (on behalf of the Trustee), with copies to be delivered to the Master Servicer (other than with respect to any Non-Serviced Mortgage Loan), on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian and the Master Servicer with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to a Non-Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to hold, the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer)) for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder, that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable the related Serviced Companion Noteholder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder.

Upon written request from the Master Servicer or Special Servicer, the Seller shall deliver one (1) PDF and one (1) original of a power of attorney substantially in the form of Exhibit F hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed. Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligations of each of the Seller and any other seller with respect to such Joint Mortgage Loan (an “Other Seller”) to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to any Joint Mortgage Loan, the obligations of the Seller and any Other Seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Seller or any Other Seller may deliver one Mortgage File or one of any other document required to be delivered with respect to such Joint Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for the Seller and each such Other Seller.

(b)               In connection with any Servicing Shift Whole Loan, (1) instruments of assignment to the Trustee may be in blank and need not be recorded pursuant to the Pooling and Servicing Agreement (other than the endorsements to the Note(s) evidencing the related Servicing Shift Mortgage Loan) until the earlier of (i) the related Servicing Shift Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced Pooling Agreement, (ii) 180 days following the Closing Date, and (iii) such Servicing Shift Whole Loan becoming a Specially Serviced Mortgage Loan prior to the related Servicing Shift Securitization Date, in which case assignments and recordations shall be effected in accordance with Section 2.01 of the Pooling and Servicing Agreement until the occurrence, if any, of such Servicing Shift Securitization Date, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earlier of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Non-Serviced Pooling Agreement, (ii) 180 days following the Closing Date, and (iii) such Servicing Shift Whole Loan becoming a Specially Serviced Mortgage Loan prior to the related Servicing Shift Securitization Date in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (3) on and following the related Servicing Shift Securitization Date, the Person selling the related Servicing Shift Lead Note to the related Non-Serviced Depositor, at its own expense, shall be (a) entitled to direct in writing, which may be conclusively relied upon by the Custodian, the Custodian to deliver the originals of all the Mortgage Loan documents relating to such Servicing Shift Whole Loan in its possession (other than the original Note(s) evidencing such Servicing Shift Mortgage Loan) to the related Non-Serviced Trustee or the related Non-Serviced Custodian, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Custodian of photocopies of Mortgage Loan documents related to such Servicing Shift Whole Loan so delivered to such Non-Serviced Trustee or such Non-Serviced Custodian, (c) entitled to cause the completion (or, in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of the related Other Trustee or related Non-Serviced Custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payments, reserve funds and items specified in clauses (9), (12), (14) and (18) of the definition of “Mortgage File” in the Pooling and Servicing Agreement for such Servicing Shift Whole Loan to the related Other Servicer.

(c)               Except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, within five (5) Business Days after the Closing Date, the Seller shall deliver electronic copies of the Servicing File to the Special Servicer and shall deliver to and deposit (or cause to be delivered to and deposited) with the Master Servicer the following: (i) a copy of the Mortgage File;

(ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or the related Serviced Companion Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and the related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and the related Serviced Companion Loans or holders of interests therein and (C) are in the possession or under the control of the Seller; (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans or any related Serviced Companion Loans, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or to the related Serviced Companion Loans; and (iv) any other documents and records that would otherwise be a part of the Servicing File; provided that, in each case, the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations; provided, further, that the Seller’s requirement to deliver copies of any of the foregoing documents may be satisfied by providing the Master Servicer or the Special Servicer, as applicable, for a reasonable period of time following the Closing Date, reasonable access to an electronic data site (including, but not limited to, Intralinks or Net Roadshow) that contains such documents.

(d)               With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders and the RR Interest Owner or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders and the RR Interest Owner, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4        Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the

Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5        Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)               except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan it shall record and file, or cause a third party on its behalf to record and file, in the appropriate public recording office for real property records or UCC Financing Statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), each related Assignment of Mortgage and assignment of assignment of leases, rents and profits and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording and filing of, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian or a third party on the Seller’s behalf has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian or such third party (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)               as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (14) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or Assignment of Assignment of Leases, the Seller shall obtain therefrom and deliver to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)               it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders, the RR Interest Owner and/or the related Companion Holder. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(d)               the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement;

(e)               if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus, dated March 4, 2026 relating to the Public Certificates, the annexes and exhibits thereto and any electronic media delivered therewith, or the Offering Circular, dated March 4, 2026 relating to the Private Certificates, the annexes and exhibits thereto and any electronic media delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of March 3, 2026, among the Dealers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)                for so long as the Trust (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) is subject to the reporting requirements of the Exchange Act, the Seller shall (i) provide the Depositor (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit BB, Exhibit CC and Exhibit DD to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and (ii) reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor, the master servicer and the certificate administrator of such securitization), upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Seller at or prior to the Closing Date and on the date of such request and necessary for the ongoing compliance by the Depositor and the Trust (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(g)               within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)               promptly upon completion of such delivery of the Diligence Files, but in no event later than sixty (60) days after the Closing Date, the Seller shall provide (which may be by email) the Depositor (with a copy, which may be sent by email, to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Holder, the Asset Representations Reviewer and the Operating Advisor), to the addresses for notices and/or email addresses provided in the notice provision of the Pooling and Servicing Agreement, with a certification by an authorized officer of the Seller, substantially in the form of Exhibit E to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site constitutes all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(i)                 upon written request of the Asset Representations Reviewer (pursuant to Section 12.01(b)(ii) of the Pooling and Servicing Agreement), the Seller shall provide to the Asset Representations Reviewer promptly, but in no event later than ten (10) Business Days after receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), copies of all documents requested by the Asset Representations Reviewer relating to each Delinquent Mortgage Loan to enable the Asset Representations Reviewer to complete any Test for a Delinquent Mortgage Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(j)                 upon the completion of any Asset Review with respect to a Delinquent Mortgage Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall, within 60 days of receipt of such written invoice, pay the applicable Asset Representations Reviewer Asset Review Fee; provided that, with respect to any Joint Mortgage Loan, any such fee paid by the Seller will be equal to the Seller’s Mortgage Loan Seller Percentage Interest multiplied by the fee for the entire Joint Mortgage Loan;

(k)               if the preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the preliminary Asset Review Report to remedy or otherwise refute the Test failure indicated in the preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the preliminary Asset Review Report, the Seller shall provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Asset Representations Reviewer;

(l)                 the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method;

(m)             the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to Sections 5(g) and 5(k) this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement);

(n)               with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of a Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs prior to the closing date of the related Non-Serviced Trust, the Seller shall provide (or cause to be provided) to the Depositor and the Trustee (1) written notice in a timely manner of (but no later than three Business Days prior to) the closing of such Non-Serviced Trust, and (2) no later than one Business Day after the closing date of such Non-Serviced Trust, a copy of the Non-Serviced Pooling Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the Non-Serviced Trust, the Seller shall provide, or cause the Non-Serviced Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Non-Serviced Pooling Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (1) two Business Days prior to the Closing Date and (2) one Business Day after the closing date of such Non-Serviced Trust (but no later than one Business Day prior to the Closing Date); and

(o)               with respect to the Companion Loans related to any Mortgage Loans, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the Seller as holder of such Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller.

SECTION 6        Representations and Warranties.

(a)               The Seller represents and warrants to the Purchaser as of the Cut-off Date and as of the date hereof that:

(i)                               The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)                            Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)                         The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)                         There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)                            The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)                         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)                      The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)                  Except for the agreed-upon procedures reports obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans and a comparison of information relating to underwriting of the Mortgage Loans (such reports collectively, the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Offering Documents and, except for the accountants with respect to the Accountant’s Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third-party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Documents. The Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Dealers are third-party beneficiaries of the provisions set forth in this Section 6(a)(viii).

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)                                The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)                             Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)                          The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)                          There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)                             The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)                          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)                       The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Securities and Exchange Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Dealers at least five (5) Business Days before the first sale in the offering contemplated by the Offering Documents; and (C) furnished each such Form 15G to the Securities and Exchange Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Offering Documents as required by Rule 15Ga-2.

(c)               The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-off Date or such other date set forth in Exhibit B to this Agreement with respect to each Mortgage Loan, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)               Pursuant to the Pooling and Servicing Agreement, if the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as operating advisor) discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice alleging (A) that any document required to be delivered by (or on behalf of) the Seller and constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or (B) a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”), then such party is required to give prompt written notice thereof to the Seller.

(e)               Pursuant to the Pooling and Servicing Agreement, the Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Trustee or the Certificateholders and the RR Interest Owner therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). The Master Servicer or the Special Servicer may (but will not be obligated to) consult with the Master Servicer or the Special Servicer regarding any determination of a Material Defect for a Non-Specially Serviced Mortgage Loan. If such Document Defect or Breach has been determined to be a Material Defect, then the Master Servicer or the Special Servicer that made such determination will be required to give prompt written notice thereof to the Seller, the other parties to the Pooling and Servicing Agreement and (for so long as no Consultation Termination Event is continuing) the Directing Holder. Upon becoming aware of any such Material Defect (including through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days following (a) the earlier of the Seller’s discovery of such Material Defect and receipt of notice of, and demand to take action with respect to, such Material Defect or (b) in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, any discovery by any party to the Pooling and Servicing Agreement of such Material Defect (such 90-day period, the “Initial Cure Period”), (i) cure such Material Defect in all material respects (which cure shall include payment of any losses and Additional Trust Expenses associated therewith, including the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan), (ii) repurchase the affected Mortgage Loan or REO Loan (or the Trust’s interest therein with respect to any Mortgage Loan that is part of a Whole Loan) (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution shall be permitted) for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Defect is capable of being cured but not within such Initial Cure Period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such Initial Cure Period, then the Seller shall have an additional 90 days (such additional 90 day period, the “Extended Cure Period”) to complete such cure, or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above (it being understood and agreed that, in connection with the Seller’s receiving such Extended Cure Period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator setting forth the reasons such Material Defect was not cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure of such Material Defect and stating that the Seller anticipates that such Material Defect will be cured within such Extended Cure Period); and provided, further, that, if any such Material Defect is still not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase or substitution obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator

every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced, and received by the Master Servicer or the Special Servicer on behalf of the Trust, after the related Cut-off Date through, but not including, the related date of repurchase or substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Seller effecting the related repurchase or substitution within two (2) Business Days following receipt of properly identified and available funds constituting such Periodic Payment. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes.

No delay in either the discovery of a Material Defect on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect shall relieve the Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Seller from curing such Material Defect and (iii) provided that the Seller is afforded a cure period of 90 days from the Seller’s receipt of notice thereof, such Material Defect did not relate to a Mortgage Loan not being a Qualified Mortgage as described in this section. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Mortgagor), then the failure to deliver to the Custodian copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect or Breach as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage

Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

Notwithstanding the foregoing, if the related Mortgage Loan provides for the partial release of one or more of the Crossed Underlying Loans, the Purchaser may cause the Seller to repurchase only that Crossed Underlying Loan required to be repurchased pursuant to the Pooling and Servicing Agreement, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related Crossed Underlying Loan(s) fully comply with the terms and conditions of the related Mortgage Loan documents, this Agreement and the Indenture, including the Crossed Underlying Loan Repurchase Criteria, (ii) in connection with such partial release, the Seller obtains an Opinion of Counsel (at Seller’s expense) to the effect that the contemplated action will not cause an Adverse REMIC Event or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or the imposition of tax on any of such REMICs, the Grantor Trust or the Trust and (iii) in connection with such partial release, the Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee and the Certificate Administrator an Opinion of Counsel that any modification shall not cause an

Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its repurchase or substitution obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust, the Enforcing Servicer, on behalf of the Trust, and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. Upon its making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Defect.

With respect to any Non-Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) exists under the related Non-Serviced Pooling Agreement with respect to the related Non-Serviced Companion Loan included in the related Non-Serviced Trust, and such Non-Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Non-Serviced Trust as a result of such “material document defect” (as such term or any analogous term is defined in such Non-Serviced Pooling Agreement), then the Seller shall repurchase such Non-Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) related solely to the promissory note for such Non-Serviced Companion Loan.

(f)                In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all escrows and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee on behalf of the Trust or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

(g)               The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)               Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect, repurchase, or substitute for, any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a Material Defect.

(i)                 The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a 15Ga-1 Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any 15Ga-1 Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a 15Ga-1 Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such 15Ga-1 Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the 15Ga-1 Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the 15Ga-1 Repurchase Request (as asserted in the 15Ga-1 Repurchase Request) or (y) any rejection or dispute of a 15Ga-1 Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission pursuant to Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(b) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(b) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any 15Ga-1 Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the Cut-off Date, the “Central Index Key” number of the Trust is 0002109998.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

(j)                 Notwithstanding anything to the contrary herein, the Seller’s obligation in respect of a Material Defect with respect to a Joint Mortgage Loan shall be solely in respect of the Seller’s pro rata share of such Joint Mortgage Loan based on the Seller’s Mortgage Loan Seller Percentage Interest as of the date hereof in such Joint Mortgage Loan.

(k)               If the Mortgage Note or Mortgage Notes with respect to a Joint Mortgage Loan in favor of the Seller and its successors and assigns are repurchased or replaced by the Seller pursuant to this Section 6, and any other related mortgage notes evidencing such Joint Mortgage Loan are not repurchased or replaced by any Other Seller and any such mortgage note remains in the Trust, then the Seller and the Purchaser hereby agree that (i) the provisions in Section 3.34 of the Pooling and Servicing Agreement and the related Co-Lender Agreement shall govern the servicing and administration of such Joint Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a “Mortgage Loan” (as defined in the Pooling and Servicing Agreement) and (b) each repurchased Mortgage Note were a Serviced Pari Passu Companion Loan (or, if the Joint Mortgage Loan was a Non-Serviced Mortgage Loan, a Non-Serviced Pari Passu Companion Loan), (ii) the Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.34 as if it were a party to the Pooling and Servicing Agreement and (iii) the Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

SECTION 7        Review of Mortgage File. The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8        Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)               Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)               The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Dealers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)               The Purchaser shall have received the following additional closing documents:

(i)                                copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)                             a certificate, dated not earlier than thirty (30) days prior to the Closing Date, of the Secretary of State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

(iii)                          an officer’s certificate of the Seller in form reasonably acceptable to the Dealers and each Rating Agency;

(iv)                          an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Dealers and each Rating Agency; and

(v)                             a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)               The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)               The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)                The Seller shall furnish the Purchaser and the Dealers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9        Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m. (Eastern Time), on the Closing Date or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”).

SECTION 10    Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Dealers of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Dealers may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Sidley Austin LLP, as counsel to the Dealers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES

HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14    Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third-party except as expressly set forth in Section 6 and Section 16.

SECTION 16    Assignment. (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders and the RR Interest Owner to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth in this Section 16 and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Material Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

(b)               The Asset Representations Reviewer shall be an express third-party beneficiary of Sections 5(g), 5(h), 5(i) and 5(j) of this Agreement.

SECTION 17    Notices. Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and received by the addressee, (c) sent by courier and received by the addressee, or (d) transmitted by email or facsimile transmission (or any other type of electronic transmission agreed upon by the parties), to the address of the applicable party set forth in Section 13.05 of the Pooling and Servicing Agreement or, as to any such party, to such other address as may hereafter be furnished by such party to the other parties hereto in writing.

SECTION 18    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19    Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20    Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third-party to assume that it has the authority to bind the other party or make commitments on such other party’s behalf.

SECTION 22    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23    Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

SECTION 24    Recognition of U.S. Special Resolution Regimes.

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 25    Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 24, the parties to this Agreement expressly acknowledge and agree that no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES
CORPORATION II, a Delaware
corporation

By:	/s/ Scott Epperson
Name: Scott Epperson
Title: Chief Executive Officer

BMARK 2026-V21: GSMC MORTGAGE LOAN PURCHASE AGREEMENT

GOLDMAN SACHS MORTGAGE COMPANY, a
New York limited partnership

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory

BMARK 2026-V21: GSMC MORTGAGE LOAN PURCHASE AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Benchmark 2026-V21

Mortgage Loan Schedule - GSMC

Loan ID Number	Footnotes	Loan Number	Property Name	Address	City	State	Zip Code	Mortgage Loan Rate (%)	Net Mortgage Loan Rate (%)	Original Balance ($) (1) (2)	Cut-Off Date Balance ($) (1) (2)
1	(1)	1	CityCenter (Aria & Vdara)	3730 South Las Vegas Boulevard and 2600 West Harmon Avenue	Las Vegas	Nevada	89158	6.07881%	6.06762%	95,000,000.00	95,000,000.00
2		2	400 Arcola Road	400 Arcola Road	Collegeville	Pennsylvania	19426	6.78100%	6.76857%	90,000,000.00	90,000,000.00
6		6	9885 Innovation Campus	9885 Innovation Campus Way	New Albany	Ohio	43054	6.34500%	6.33257%	57,940,000.00	57,940,000.00
8		8	Haven Leased Fee Portfolio	Various	Various	Various	Various	5.43600%	5.42357%	50,000,000.00	50,000,000.00
8.01		8.01	The Arches	224-228 East 135th Street	Bronx	New York	10451
8.02		8.02	Paramus	15 East Midland Avenue & 461 From Road	Paramus	New Jersey	07652
8.03		8.03	276 Grand Concourse	276 Grand Concourse	Bronx	New York	10451
8.04		8.04	Corporate Hill IV	12800 Corporate Hill Drive	Des Peres	Missouri	63131
8.05		8.05	The Illustrator	600 and 606 North Avenue	New Rochelle	New York	10801
8.06		8.06	25 Vreeland	25A Vreeland Road & 25B Vreeland Road	Florham Park	New Jersey	07932
13		13	Crossroads I, II, & IV	8151 and 8201 Peters Road and 8050 Southwest 10th Street	Plantation	Florida	33324	6.57100%	6.55857%	33,500,000.00	33,500,000.00
15	(2)	15	Torrey Heights	11202-11214 El Camino Real	San Diego	California	92130	4.96834%	4.95714%	30,000,000.00	30,000,000.00
19		19	Del Rey Campus	4800, 4820, 4840 Alla Road	Los Angeles	California	90066	6.94990%	6.93747%	25,000,000.00	25,000,000.00
20		20	Marriott Monterey	350 Calle Principal	Monterey	California	93940	5.87200%	5.85957%	25,000,000.00	25,000,000.00
22		22	Project Broadview	Various	Various	Various	Various	5.84000%	5.82757%	24,437,800.00	24,437,800.00
22.01		22.01	General Mills	1871 Willow Springs Church Road	Social Circle	Georgia	30025
22.02		22.02	NYU Langone	175 Delancey Street	New York	New York	10002
22.03		22.03	UL Solutions	47173 Benicia Street, 47266 Benicia Street and 843 Auburn Court	Fremont	California	94538
22.04		22.04	Bass Pro Shops	1 Cabela Drive	Triadelphia	West Virginia	26059
22.05		22.05	Commodore Bay	2500-2501 West Commodore Way	Seattle	Washington	98199
22.06		22.06	Huntington Ingalls	350-360 Salters Creek Road	Hampton	Virginia	23661
28		28	Fairfield Inn McCandless	901 Providence Boulevard	Pittsburgh	Pennsylvania	15237	6.85000%	6.83757%	14,500,000.00	14,500,000.00
29		29	Hampton Inn - Albany, GA	2628 Dawson Road	Albany	Georgia	31707	6.15200%	6.13957%	12,500,000.00	12,500,000.00
30		30	StorQuest Self Storage Portfolio	Various	Various	Various	Various	5.71800%	5.70557%	12,262,000.00	12,262,000.00
30.01		30.01	StorQuest Jamul	3030 Jefferson Road	Jamul	California	91935
30.02		30.02	StorQuest King of Prussia	550 Allendale Road	King of Prussia	Pennsylvania	19406
32		32	Centre at Smith Valley	1675 West Smith Valley Road	Greenwood	Indiana	46142	6.36600%	6.35357%	10,355,500.00	10,355,500.00
39		39	378 South 3rd Street	378 South 3rd Street	Brooklyn	New York	11211	6.14000%	6.12757%	5,300,000.00	5,300,000.00

		Footnotes:
		(1)	Goldman Sachs Mortgage Company, German American Capital Corporation and Citi Real Estate Funding Inc. are co-sponsors with respect to the CityCenter (Aria & Vdara) mortgage loan. The CityCenter (Aria & Vdara) mortgage loan is evidenced by five promissory notes: (i) notes A-20-2-2 and A-21, with an aggregate outstanding principal balance of $32,500,000, as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, (ii) notes A-17 and A-18-2 with an aggregate outstanding principal balance of $32,500,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) note A-10 with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.
		(2)	Goldman Sachs Mortgage Company and German American Capital Corporation are co-sponsors with respect to the Torrey Heights mortgage loan. The Torrey Heights mortgage loan is evidenced by two promissory notes: (i) note A-7, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, and (ii) note A-6-1, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.

Benchmark 2026-V21

Mortgage Loan Schedule - GSMC

Loan ID Number	Footnotes	Loan Number	Property Name	Maturity Date/ARD	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($) (1) (2)	Servicing Fee Rate (%)	Non-Serviced Primary Servicing Fee Rate (%)	Interest Accrual Method	Ownership Interest	Mortgage Loan Seller	Letter of Credit	Due Date	Part of Whole Loan	Current Mezzanine or Subordinate Debt
1	(1)	1	CityCenter (Aria & Vdara)	12/9/2030	NAP	487,922.93	0.00125%	0.000009%	Actual/360	Fee	GSMC, CREFI, GACC	No	9	Yes	Yes
2		2	400 Arcola Road	3/6/2031	NAP	515,638.54	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	Yes	No
6		6	9885 Innovation Campus	2/6/2031	NAP	310,612.72	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	No	No
8		8	Haven Leased Fee Portfolio	2/6/2031	NAP	229,645.83	0.00125%	0.00125%	Actual/360		GSMC	No	6	Yes	No
8.01		8.01	The Arches							Fee
8.02		8.02	Paramus							Fee
8.03		8.03	276 Grand Concourse							Fee
8.04		8.04	Corporate Hill IV							Fee
8.05		8.05	The Illustrator							Fee
8.06		8.06	25 Vreeland							Fee
13		13	Crossroads I, II, & IV	2/6/2031	NAP	185,988.20	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	Yes	No
15	(2)	15	Torrey Heights	1/9/2031	NAP	125,933.74	0.00125%	0.0000222%	Actual/360	Fee	GACC, GSMC	No	9	Yes	Yes
19		19	Del Rey Campus	3/6/2031	NAP	146,800.55	0.00125%	0.00125%	Actual/360	Fee	GSMC	Yes ($3,548,500)	6	Yes	No
20		20	Marriott Monterey	2/6/2031	NAP	124,032.41	0.00125%	0.00125%	Actual/360	Fee	GSMC	No	6	Yes	No
22		22	Project Broadview	1/6/2031	NAP	120,582.44	0.00125%	0.00125%	Actual/360		GSMC	No	6	Yes	No
22.01		22.01	General Mills							Fee
22.02		22.02	NYU Langone							Fee
22.03		22.03	UL Solutions							Fee
22.04		22.04	Bass Pro Shops							Fee
22.05		22.05	Commodore Bay							Fee
22.06		22.06	Huntington Ingalls							Fee
28		28	Fairfield Inn McCandless	3/6/2031	NAP	83,920.43	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	No	No
29		29	Hampton Inn - Albany, GA	3/6/2031	NAP	64,973.38	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	No	No
30		30	StorQuest Self Storage Portfolio	3/6/2031	NAP	59,239.94	0.00250%	0.00000%	Actual/360		GSMC	No	6	No	No
30.01		30.01	StorQuest Jamul							Fee
30.02		30.02	StorQuest King of Prussia							Fee
32		32	Centre at Smith Valley	3/6/2031	NAP	55,698.93	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	No	No
39		39	378 South 3rd Street	2/6/2031	NAP	27,494.98	0.00250%	0.00000%	Actual/360	Fee	GSMC	No	6	No	No

		Footnotes:
		(1)	Goldman Sachs Mortgage Company, German American Capital Corporation and Citi Real Estate Funding Inc. are co-sponsors with respect to the CityCenter (Aria & Vdara) mortgage loan. The CityCenter (Aria & Vdara) mortgage loan is evidenced by five promissory notes: (i) notes A-20-2-2 and A-21, with an aggregate outstanding principal balance of $32,500,000, as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, (ii) notes A-17 and A-18-2 with an aggregate outstanding principal balance of $32,500,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) note A-10 with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.
		(2)	Goldman Sachs Mortgage Company and German American Capital Corporation are co-sponsors with respect to the Torrey Heights mortgage loan. The Torrey Heights mortgage loan is evidenced by two promissory notes: (i) note A-7, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, and (ii) note A-6-1, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced Pooling Agreement with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of each Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of any Mortgage Loan,

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that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related Mortgage Loan.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each Assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the related Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.
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(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of a Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.
(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Exhibit B-30-1 attached to this Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related
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Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under each Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC Financing Statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.
(10)	Condition of Property. The Seller or the originator of each Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or
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an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. To GSMC’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related Mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by the Seller to the Depositor or its servicer.
(15)	No Holdbacks. The principal amount of each Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in
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accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by the Seller for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils

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and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain (or cause to be maintained) all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium

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and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.
(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.
(20)	REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan
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is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws
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(collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the related Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the related Mortgagor; (ii) the related Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).
(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged
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Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the related Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions of the Code.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the related Mortgagor to provide the owner or holder of the Mortgage with
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quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by
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leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Exhibit B or the exceptions thereto set forth on Exhibit C, or (vii) any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit B-30-1 attached to this Agreement, or future permitted mezzanine debt as set forth on Exhibit B-30-2 attached to this Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit B-30-3 attached to this Agreement or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the related Mortgagor to be a Single-Purpose Entity for at least as long as the related Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that such Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
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(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Exhibit B, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

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(a)               The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)               The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)               The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)               The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)               The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)                The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)               The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

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(h)               The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)                 The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)                 Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)               In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)                 Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.
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(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B (including, but not limited to, the prior sentence). No person other than the holder of any Mortgage Loan may declare any event of default under the related Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the related Mortgagor delivered by such Mortgagor in connection with the origination of such Mortgage Loan (or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only
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Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File or Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth on the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached as Exhibit A to this Agreement.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except that each Mortgage Loan that is part of a Whole Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s) and otherwise except as set forth on Exhibit B-30-3.
B-18

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the related Mortgage Loan documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(45)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

B-19

Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

None.

B-30-1

Exhibit B-30-2

List of Mortgage Loans with Permitted Mezzanine Debt

Loan No.	Mortgage Loan
1	CityCenter (Aria & Vdara)
13	Crossroads I, II, & IV
15	Torrey Heights
19	Del Rey Campus
B-30-2

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

B-30-3

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	CityCenter (Aria & Vdara)	(5) Lien; Valid Assignment

The lender may, (i) sell or otherwise transfer the Mortgage Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Mortgage Loan and the Mortgage Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization (as defined below)) may only be to an Eligible Assignee or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents or a pool of assets that include the Mortgage Loan and the Mortgage Loan documents (a “Securitization”). “Eligible Assignee” means, as more fully defined in the Mortgage Loan documents, the lenders under the related Whole Loan, certain of their affiliates, and certain banks and other institutions, and any other entity reasonably approved by the Mortgagors; provided that in each case such entity satisfies certain eligibility requirements, including without limitation holding at least $500 million of commercial real estate loans or interests therein; provided, that during an event of default under the Whole Loan, an Eligible Assignee may be any person or entity; provided further that if there is an event of default but a Priority Payment Cessation Event has not occurred, an Eligible Assignee may not be a direct competitor of the guarantor, Blackstone Real Estate Partners IX, Blackstone Inc. or any of their respective affiliates primarily engaged in the business of owning or operating commercial real estate in the ordinary course. “Priority Payment Cessation Event” means (a) the acceleration of the Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Mortgage Loan documents relating to all or a material portion of the applicable individual Mortgaged Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Mortgage Loan documents.

 The related master lease (the “MGM Lease”) under which MGM Lessee III, LLC is the master tenant (“MGM Tenant”) of the Mortgaged Property, provides that, unless there is an event of default of the MGM Tenant under the MGM Lease, the Mortgaged Property may not be sold to a Tenant Competitor. A “Tenant Competitor” is defined in the MGM Lease to include a person or entity or an affiliate of a person or entity which (i) is among the top 10 global gaming companies by annual revenues or (ii) operates, leases or manages resorts with at least 1,000 rooms in the greater Las Vegas Strip area; provided, that a “Tenant Competitor” shall not include (x) commercial or corporate banks, pension funds, mutual funds and any other funds that are managed or controlled by a commercial or corporate bank which funds principally invest in commercial loans or debt securities or (y) any person or entity that has elected to be treated as a real estate investment trust and whose primary business activity is limited to acting as a landlord of properties under long-term triple-net leases that may include gaming facilities.

8	Haven Leased Fee Portfolio	(5) Lien; Valid Assignment

The ground tenant at each of the related Mortgaged Properties has a right to purchase the fee interest in its applicable Mortgaged Property in accordance with a schedule of dates set forth in the related ground leases for a purchase price determined in accordance with such ground leases. Each purchase option is exercisable after the maturity date of the Mortgage Loan (with the first such purchase option exercisable in 2061) except that the ground tenant at the Arches Mortgaged Property has the right to purchase the fee interest in such Mortgaged Property in the event of a termination of the ground lease or dispossession of the ground tenant by summary proceedings following a default under the ground lease for an amount equal to 150% of the sum of (i) an “Inflation-Adjusted Purchase Price” equal to a base amount of $107,388,508.48 (the “Base Amount”), adjusted in accordance with a formula set forth in the related ground lease depending on the date when the Default Purchase Option is exercised (which, in no event, may be less than the Base Amount), and (ii) any remaining base rent through the next applicable purchase option date (in each instance as calculated in accordance with the ground lease).

In addition, the ground tenant at the Arches Mortgaged Property has a right of first offer to purchase the fee interest in such Mortgaged Property in the event of a proposed transfer of such interest. The right of first offer will

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

become null and void and of no further force and effect from and after (i) the conveyance of the fee estate by the related Mortgagor to a third party in compliance with the requirements of the ground lease or (ii) the acquisition of the title to the fee estate by the lender.

22	Project Broadview	(5) Lien; Valid Assignment	The sole tenant at the Bass Pro Shops Mortgaged Property, Bass Pro Shops, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a bona fide unaffiliated third party. The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with foreclosure sale (or similar proceeding) or deed-in-lieu of foreclosure.
28	Fairfield Inn McCandless	(5) Lien; Valid Assignment	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the related Mortgagor or a controlling affiliate of such Mortgagor to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to the comfort letter executed in connection with the origination of the Mortgage Loan, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a Competitor (or an affiliate of a Competitor) of the franchisor.
1	CityCenter (Aria & Vdara)	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
8	Haven Leased Fee Portfolio	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
22	Project Broadview	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
28	Fairfield Inn McCandless	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
1	CityCenter (Aria & Vdara)	(16) Insurance

With respect to all risk insurance, the deductible may be up to $1,000,000, and with respect to flood, windstorm and earthquake coverage, the deductible may not exceed 5% of the total insurable value of the applicable individual Mortgaged Property (each, an “Individual Property”), subject to a $5,000,000 minimum (provided that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and the rating agencies guaranteeing any failure by the Mortgagors to pay their obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Individual Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Individual Property). Additionally, the Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $1,000,000 per occurrence deductible and a $1,000,000 maintenance deductible following the exhaustion of the aggregate and the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may not be considered customary.

 The Mortgagors are not required to maintain the coverages on the Mortgaged Property required under the Mortgage Loan documents for so long as (A) the MGM Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Lease and (C) MGM Tenant maintains insurance policies on each Individual Property that satisfy the requirements set forth in the Mortgage Loan documents (the “MGM Policies”) (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements set forth in the Mortgage Loan documents with respect to any property or terrorism deductible, provided that such deductible must be no greater than $5,000,000). Such deductible may not be considered customary.

 With respect to Syndicate Insurance Ratings, the Mortgagors are only required to use commercially reasonable efforts to obtain insurance from insurance companies with the required ratings. In the event that the Mortgagors are not able to obtain insurance from insurance companies rated at least BBB+ by S&P (and to the extent the applicable rating agency rates securities representing an interest in the Whole Loan and the applicable insurance carrier, Baa1 by Moody’s and BBB+ by Fitch), for 40% of the insurance coverage, the Mortgagors may instead obtain such insurance from insurance companies rated A:X or better in the current Best’s Insurance Reports.

 The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses which will be

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property; provided that if the total amount of proceeds payable net of applicable deductibles is $100,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds are required to be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

8	Haven Leased Fee Portfolio	(16) Insurance	The Mortgage Loan documents permit the Mortgagors to rely on the insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.
13, 19, 20, 19, 28, 29, 32 and 39	Crossroads I, II & IV Del Rey Campus Marriott Monterey Fairfield Inn McCandless Hampton Inn – Albany, GA Centre at Smith Valley 378 South 3rd Street	(16) Insurance	Mortgagor may maintain (or causes to be maintained) policies which (i) have coverages, deductibles and/or other related provisions other than those specified herein and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth herein (any such Policy, a "Non-Conforming Policy"), provided, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor shall have (1) received Lender’s prior written consent thereto and (2) confirmed that the Rating Condition (as defined in the Mortgage Loan documents) has been satisfied with respect to any such Non-Conforming Policy.
22	Project Broadview	(16) Insurance	The Mortgage Loan documents permit the related Mortgagors to rely on the related tenants’ insurance or self-insurance provided that the conditions set forth in the Mortgage Loan documents are satisfied.
1	CityCenter (Aria & Vdara)	(24) Local Law Compliance	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect. For so long as the MGM Lease is in full force and effect, the covenant for the Mortgagors to keep in full force and effect the licenses and permits is limited to (x) the Mortgagors not directly taking such prohibited actions (or granting their consent under the MGM Lease to permit the MGM Tenant to take such a prohibited action to the extent such action is prohibited under the MGM Lease) and (y) the Mortgagors using commercially reasonable efforts to exercise their rights under the MGM Lease to cause the MGM Tenant to satisfy its obligations under the MGM Lease.
8	Haven Leased Fee Portfolio	(24) Local Law Compliance	Certain building and fire code violations are open at the related Mortgaged Properties. In addition, current certificates of occupancy are missing at (i) the portion of the Paramus Mortgaged Property subleased to International Business and (ii) the Illustrator Mortgaged Property (collectively, the “Missing CO”). The Mortgage Loan documents require the Mortgagors to use commercially reasonable efforts to cure the open violations and obtain copies of the Missing CO.
13	Crossroads I, II, & IV	(24) Local Law Compliance	Each Mortgaged Property is subject to outstanding fire code violations. Mortgagor is obligated to remedy the violations within a time certain following the closing date and is also indemnifying Mortgagee for any issues related to such violations.
28	Fairfield Inn McCandless	(24) Local Law Compliance	The use of the Mortgaged Property as a hotel is a pre-existing legally non-conforming use, as hotel use is not a permitted use under current zoning laws. In the event of a casualty, the Mortgaged Property may be restored and the legal non-conforming use continued. Any expansion of the building or structure onto any adjoining lots is prohibited. Additionally, a non-conforming use which has been discontinued for a continuous period of one year may not be reestablished, and any future use is required to be in conformity with the provisions of the current zoning laws.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	CityCenter (Aria & Vdara)	(25) Licenses and Permits	See exception to Representation and Warranty No. 24, above.
13	Crossroads I, II, & IV	(25) Licenses and Permits	Due to the age of the Mortgaged Property, copies of certificates of occupancy were not available for all tenant spaces, however, the absence of a certificate of occupancy is not a violation under applicable laws and will not give rise to any enforcement action.
32	Centre at Smith Valley	(25) Licenses and Permits	Due to the age of the Mortgaged Property, copies of certificates of occupancy were not available for all tenant spaces, however, the absence of a certificate of occupancy is not a violation under applicable laws and will not give rise to any enforcement action.
1	CityCenter (Aria & Vdara)	(26) Recourse Obligations

Clause (a)(i) – The full recourse carveouts do not cover acquiescence by the Mortgagors.

Clause (a)(ii) is limited to collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the bankruptcy related full recourse carveout, including clause (a)(i) and (a)(ii) above, is limited to 10% of the outstanding amount of the related Whole Loan as of the date that the first full recourse event occurs, plus costs of enforcement.

Clause (b)(i) – There is no loss carveout for misappropriation of security deposits. There is only a loss carveout for rents received with respect to the property paid more than one month in advance.

Additionally, all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Mortgage Loan documents or applied to pay other obligations required to be paid pursuant to the Mortgage Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), there is no separate environmental indemnitor with respect to the Mortgage Loan.

With respect to clause (b)(iii), breaches of environmental covenants do not trigger recourse to the guarantor except, subject to a cap equal to a coverage limit of at least $25,000,000 for each incident and a combined aggregate of $25,000,000, to the extent that (A) the Mortgaged Property is not subject to the MGM Lease and (B) the Mortgagors obtain environmental insurance against claims for pollution and remediation legal liability (the “PLL Policies”) that does not run through the date that is at least two years past the date of repayment of the Mortgage Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Mortgage Loan documents, any liability under the environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to clause (b)(iv) recourse for waste is limited to willful misconduct of Mortgagors or any of their affiliates that are controlled by the guarantor which results in physical damage or waste.

8	Haven Leased Fee Portfolio	(26) Recourse Obligations	The Mortgage Loan becomes full recourse to the Mortgagor and guarantor in the event of any voluntary transfer of a material portion of any Mortgaged Property.
15	Torrey Heights	(26) Recourse Obligations	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
20	Marriott Monterey	(26) Recourse Obligations	The springing recourse obligations and recourse for losses and damages are provided solely by Mortgagor. There is no separate guarantor.
All GSMC Mortgage Loans	All GSMC Mortgage Loans	(27) Mortgage Releases	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

the failure to make such pay down will not cause such REMIC to fail to qualify as such.
1	CityCenter (Aria & Vdara)	(27) Mortgage Releases	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagors may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the least of one of the following amounts: (i) the net condemnation proceeds plus the net proceeds of any arm’s length sale of the released portion of such Individual Property to an unrelated entity, (ii) the fair market value of the released portion of such Individual Property at the time of the release (as determined in accordance with the definition of “Loan-to-Value Ratio”), or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the release is not greater than the Loan-to-Value Ratio immediately prior to such release, unless the Lender receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the related release of the lien.
8	Haven Leased Fee Portfolio	(27) Mortgage Releases	If the Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagors may be able to avoid having to pay down the Mortgage Loan if they deliver an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
1	CityCenter (Aria & Vdara)	(28) Financial Reporting and Rent Rolls

For so long as the MGM Lease is in effect, the Mortgagors must deliver the annual financial statements of MGM Tenant and any subtenant under a sublease to the MGM Lease on a combined basis. For so long as the Mortgaged Property is not subject to the MGM Lease, the Mortgagors are required to furnish to the lender annually a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any 100% direct or indirect owner of the Mortgagors that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in the Mortgagors) annual financial statements.

There is an obligation to deliver trailing 12-month and year to date operating statements on a quarterly basis but operating statements are not part of the annual reporting package.

There is no obligation to deliver a rent roll.

Annual financial statements only required to be delivered commencing with the 2026 calendar year and annually thereafter.

1	CityCenter (Aria & Vdara)	(29) Acts of Terrorism Exclusion

For so long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant. Such insurance may have a deductible of up to $5,000,000.

Terrorism insurance may be written by a non-rated captive insurer.

In addition, all exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.

1	CityCenter (Aria & Vdara)	(30) Due on Sale or Encumbrance

The Mortgage Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” means (i) any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor or (ii) any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor. “Initial Sponsor” means certain Blackstone funds specified or described in the Mortgage Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents. “RIC Investor” means Realty Income Corporation (or any successor thereto by operation of law (whether through a merger, consolidation or similar transaction)).

The Mortgage Loan documents provide that none of the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. Notwithstanding the foregoing, no consent of the lender is required in connection with (i) any foreclosure of any

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

pledge of an indirect equity interest in the Mortgagors or (ii) exercise of remedies or acquisition of control by a provider of preferred equity or debt to an indirect owner of the Mortgagors that may or may not result in a change of control of the Mortgagors and no assumption fee will be payable in connection therewith; provided that (x) the foreclosing party or the party acquiring control of the Mortgagors or exercising remedies is an eligible assignee (or with respect to preferred equity, a permitted assumption party) that is able to satisfy certain conditions, including remaking representations and covenants relating to embargoed persons.

Upon satisfaction of certain conditions set forth in the Mortgage Loan documents, a sale or pledge of the direct or indirect equity interests in the Mortgagors is permitted without lender consent provided that after giving effect to such sale or pledge, (A) (i) one or more of the entities comprising any Initial Sponsor and/or a Blackstone fund entity, (ii) the RIC Investor, (iii) following a permitted assumption, a permitted assumption party or (iv) following a public sale, a public vehicle (each, an “Approved Control Party”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest. The “Required Ownership Interest” means (i) for so long as one or more entities comprising an Approved Control Party individually or collectively controls the Mortgagors and the mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower, or (ii) in the event that an Approved Control Party does not individually or collectively control the Mortgagors and the mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower.

In the event that any gaming authority requires the Mortgagors or their direct or indirect owner to apply for a gaming license in connection with their ownership of the Mortgaged Property, the Mortgagors may, without the lender’s consent, implement a “voteco” structure which would result in (A) 100% of the voting membership interests in the Mortgagors (or a direct or indirect owner of the Mortgagors) being owned by a Voteco Entity, (B) Voteco Entity thereafter controlling the Mortgagors, and (C) the direct or indirect economic interests in the Mortgagors continuing to be owned in accordance with the requirements of the Mortgage Loan documents, provided that certain conditions are satisfied, including that no event of default is continuing. A “Voteco Entity” means a newly formed Delaware limited liability company that would (i) control the Mortgagors and (ii) be 100% owned and controlled by one or more senior management officers of the sponsor, or if a replacement guarantor has executed and delivered a replacement guaranty substantially in the form of the guaranty or otherwise in form reasonably satisfactory to the lender in accordance with the terms and provisions of the Mortgage Loan documents, one or more senior management officers of the applicable qualified transferee, in each case, that satisfies applicable gaming laws.

2	400 Arcola Road	(31) Single-Purpose Entity	The Mortgagor owned property adjacent to the Mortgaged Property prior to submitting the deed of such Mortgaged Property for recording in connection with the loan origination. Upon creation of the new tax lots, the deeds to the non-collateral property were recorded and from and after such date, the Mortgagor owned only the Mortgaged Property. The Mortgage Loan documents provide recourse for any losses related to the Mortgagor’s ownership of such property.
13	Crossroads I, II, & IV	(31) Single-Purpose Entity	All Mortgagors are recycled single-purpose entities. Historical activities of each Mortgagor was limited to owning the Mortgaged Property with the exception of Plantation Crossroads I LLC and Plantation Crossroads II LLC, who owned a vacant tract immediately adjacent to its portion of the Mortgaged Property, which was sold to a developer as of the origination date of the Mortgage Loan.
2	400 Arcola Road	(32) Defeasance	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $35,000.
8	Haven Leased Fee Portfolio	(32) Defeasance	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.
C-6

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Goldman Sachs Mortgage Company (the “Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of March 26, 2026 (the “Agreement”), between GS Mortgage Securities Corporation II and the Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).
2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.
3.	Neither the Prospectus, dated March 4, 2026 relating to the offering of the Public Certificates, nor the Offering Circular, dated March 4, 2026 (the “Offering Circular”), relating to the offering of the Private Certificates, in the case of the Prospectus, as of the date of the Prospectus or as of the date hereof, or, in the case of the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller Information (as such term is defined in the Indemnification Agreement) or omitted or omits to state therein a material fact relating to the Seller Information required to be stated therein or necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of or servicing arrangements under any Other Pooling and Servicing Agreement governing the servicing of a Non-Serviced Whole Loan, to the extent that such description refers to any terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

D-1

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Pooling and Servicing Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-2

Certified this 26th day of March 2026.

GOLDMAN SACHS MORTGAGE
COMPANY

By:
Name:
Title:

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EXHIBIT E

FORM OF DILIGENCE FILE CERTIFICATION
(Benchmark 2026-V21)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of March 1, 2026 (the “Pooling and Servicing Agreement”), relating to the issuance of the Benchmark 2026-V21 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V21 (the “Series 2026-V21 Certificates”) and that certain Mortgage Loan Purchase Agreement, dated as of March 26, 2026 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and GS Mortgage Securities Corporation II (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2026-V21 Certificates and creation of an uncertificated RR Interest. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Holder, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Secure Data Room (as defined in the Pooling and Servicing Agreement); and
2.	Each Diligence File uploaded to the Secure Data Room contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 20[   ].

[INSERT SELLER NAME]

By:
Name:
Title:

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EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

RECORDING REQUESTED BY:

GOLDMAN SACHS MORTGAGE COMPANY

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

LIMITED POWER OF ATTORNEY
([KeyBank National Association] [Torchlight Loan Services, LLC])

KNOW ALL MEN BY THESE PRESENTS, that GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, not in its individual capacity but solely as seller (“Seller”) under the Mortgage Loan Purchase Agreement (defined below) hereby constitutes and appoints [KeyBank National Association (“KeyBank”)][Torchlight Loan Services, LLC (“Torchlight”)], as Attorney-In-Fact, by and through any duly appointed officers and employees, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate for the tasks described in item (1) below; provided, however, that the documents described below may only be executed and delivered by such Attorneys-In-Fact if such documents are required or permitted under the terms of the Mortgage Loan Purchase Agreement dated as of March 26, 2026 (the “Mortgage Loan Purchase Agreement”) by and among GS Mortgage Securities Corporation II, a Delaware corporation, as Depositor, and Seller, and no power is granted hereunder to take any action that would be adverse to the interests of the Seller.

(1) To perform any and all acts which may be necessary or appropriate to enable [KeyBank as Master] [Torchlight as Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to the Mortgage Loans (as defined in the Mortgage Loan Purchase Agreement) and any Serviced Companion Loans which have not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto [KeyBank as Master] [Torchlight as Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or

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confirming all that [KeyBank as Master][Torchlight as Special] Servicer shall lawfully do or cause to be done by virtue hereof.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

[KeyBank][Torchlight] hereby agrees to indemnify and hold Goldman Sachs Mortgage Company, as Seller, and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Seller by reason or result of the misuse of this Limited Power of Attorney by [KeyBank][Torchlight]. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Mortgage Loan Purchase Agreement or the earlier resignation or removal of [KeyBank, as Master][Torchlight, as Special] Servicer under the PSA.

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IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__]th day of [__] 20[__].

GOLDMAN SACHS MORTGAGE
COMPANY, a New York limited partnership

By:
Name:
Title:

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STATE OF ___________	)
: ss.:
COUNTY OF __________	)

On the ______ day of _____ in the year 20__, before me, the undersigned, personally appeared _________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking
acknowledgment

This instrument prepared by:

Name:
Address:

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